Exhibit 10.1

EXECUTION COPY

INCREASING LENDER AGREEMENT

INCREASING LENDER AGREEMENT dated as of April 6, 2018 by Citibank, N.A. (the “Increasing Lender”) in favor of Goldman Sachs Middle Market Lending Corp., a Delaware corporation (the “Borrower”), and SunTrust Bank, as administrative agent under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Lenders (including the Increasing Lender) from time to time party thereto and the Administrative Agent are parties to a Senior Secured Revolving Credit Agreement, dated as of September 11, 2017 (as amended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”).

Pursuant to Section 2.08(e) of the Credit Agreement, the Increasing Lender hereby agrees to increase its Multicurrency Commitment from $25,000,000 to $50,000,000.

Sections 9.06, 9.09 and 9.10 of the Credit Agreement apply to this Increasing Lender Agreement mutatis mutandis.

IN WITNESS WHEREOF, the Increasing Lender has caused this Increasing Lender Agreement to be duly executed and delivered as of the day and year first above written.

CITIBANK, N.A.
as Increasing Lender

By:	/s/ Erik Andersen

Name: Erik Andersen
Title: Vice President

Accepted and agreed:

GOLDMAN SACHS MIDDLE MARKET
LENDING CORP.,
as Borrower

By:	/s/ Jonathan Lamm

Name: Jonathan Lamm
Title: Authorized Signatory

SUNTRUST BANK,
as Administrative Agent

By:	/s/ Doug Kennedy

Name: Doug Kennedy
Title: Director